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                                                                   EXHIBIT 10.09


                            SOUTHWEST GAS CORPORATION


                            MANAGEMENT INCENTIVE PLAN







                             Effective May 12, 1993

                        Amended and Restated May 10, 1994

                      Amended and Restated January 1, 1995



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                                TABLE OF CONTENTS


Section                                                                  Page
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
1.    Purpose of the Plan...............................................  1

2.    Definitions.......................................................  1

3.    Administration....................................................  4

4.    Eligibility.......................................................  5

5.    Incentive Award Opportunities.....................................  5

6.    Procedures for Calculating and Paying Actual Awards...............  6

7.    Performance Shares................................................  7

8.    Participant Terminations and Transfers............................  9

9.    Changes in Capital Structure and Other Events..................... 11

10.   Provisions Regarding Withholding Taxes............................ 12

11.   Provisions Applicable to Common Stock............................. 13

12.   Effective Date; Stockholder Approval.............................. 15

13.   Amendment and Termination of the Plan............................. 15

14.   Benefit Claims Procedure.......................................... 15

15.  General Provisions................................................. 16



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                            SOUTHWEST GAS CORPORATION

                         1993 MANAGEMENT INCENTIVE PLAN

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1.    PURPOSE OF THE PLAN

This 1993 Management Incentive Plan, revised and restated effective January 1, 1995, is intended to both replace the existing Southwest Gas Corporation Management Incentive Plan and encourage a selected group of highly compensated or management employees of the Company to remain in its employment and to put forth maximum efforts to achieve the Company's short- and long-term performance goals.

2.    DEFINITIONS

      (a) "Actual Award" means the dollar amount earned by a Participant on the basis of the performance of the Company during the annual Performance Period.

      (b) "Annual Base Salary" means the calendar year-end rate of compensation paid to a Key Employee, including salary deferrals, but excluding bonuses, incentives, commissions, overtime, monetary and nonmonetary awards for employment service to the Company or payments or Company contributions to or from this Plan or any other Company retirement or deferred compensation, or similar plans.

      (c) "Annual Performance Measures" shall mean the performance criteria used by the Committee in determining the performance of the Company for the purpose of calculating Actual Awards for Participants earned under the Plan during a Performance Period.

      (d) "Award Conversion" means the division of Actual Awards earned into two portions:

             (i) A portion payable in cash as soon as the Committee deems practicable following the end of an annual Performance Period.

             (ii) A portion converted into Performance Shares and subject to a Restriction Period.

      (e) "Award Conversion Date" means the day that the Committee performs the Award Conversion on Actual Awards for a Performance Period.

      (f) "Board" or "Board of Directors" means the Board of Directors of Southwest Gas Corporation.


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      (g)    "Committee" means the Nominating and Compensation Committee of the
             Board of Directors, or any such other committee designated by the Board to administer the Plan.

      (h)    "Common Stock" means the common stock of Southwest Gas Corporation.

      (i) "Company" means Southwest Gas Corporation and its present and future subsidiaries (other than PriMerit Bank and its subsidiaries) and any successor thereto.

      (j) "Disability" or "Disabled". A Participant shall be considered to be "Disabled" or to have incurred a "Disability" if he or she qualifies for a disability benefit under Southwest Gas Corporation's group long-term disability plan. In the event a Participant does not qualify for benefits under such disability plan, the Committee, in its sole and absolute discretion, may determine that a Participant is Disabled for purposes of this Plan.

      (k) "Dividend Credits" means the additional Performance Shares determined as set forth in Plan Section 7(d) calculated for each Restriction Period for the Participant's Performance Shares subject to such period.

      (l) "Employee" means any person who is a regular full-time employee of the Company, including those who are officers or Board members.

      (m) "Fiscal Year" means the Fiscal Year of the Company beginning each January 1st and ending the following December 31st.

      (n) "Incentive Award Opportunity" means the range of an Actual Award available to each Participant in this Plan for a given Performance Period.

      (o) "Involuntary Termination Without Cause" means a Participant's termination of employment (i) due to reorganization, downsizing, restructuring or layoff and (ii) not due to what the Committee determines was, in its sole and absolute discretion, either the Participant's inability to adequately perform his or her job, a violation of Company work rules or policies, or misconduct that the Committee determines is detrimental to the Company's best interests.

      (p) "Key Employee" means a management or highly compensated Employee of the Company who the Committee determines to (i) have a direct and significant impact on the performance of the Company, and (ii) has a position or compensation that allows him or her to affect or influence, through negotiation or otherwise, the design or operation of this Plan so as to eliminate the Employee's need for the substantive rights and protections of Title I of the Employee Retirement Income Security Act of 1974.


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      (q)    "Long-Term Performance Measures" means the performance measures developed and utilized by the Committee in determining the performance of the Company for the purpose of calculating the number of shares of Common Stock payable to the Participant following the end of a Restriction Period.

      (r) "Participant" means a Key Employee who in the Committee's sole and absolute discretion is determined to be eligible to receive an Incentive Award Opportunity under this Plan.

      (s) "Peer Group" means the companies comprising the group against which the Committee assesses the performance of the Company for the purposes of determining Actual Awards earned, or for modifying the number of shares of Common Stock that are payable to Participants following the end of a Restriction Period.

      (t) "Performance Period" means a period of twelve months corresponding to the Company's Fiscal Year and for which the Company's performance is assessed by the Committee for the purpose of its determining Actual Awards earned.

      (u) "Performance Share" means a hypothetical share of Common Stock that will be converted into, and paid out, as a share of Common Stock only if all restrictions and conditions set forth in this Plan have been satisfied. The Performance Share carries no voting rights but does entitle the Participant to receive Dividend Credits determinable under Plan Section 7(d).

      (v) "Plan" means the Southwest Gas Corporation 1993 Management Incentive Plan as set forth herein and as amended from time to time.

      (w) "Restriction Period" means, with respect to each grant of Performance Shares to a Participant, a period of at least thirty six (36) consecutive calendar months beginning with the last day of February prior to the Award Conversion Date applicable to such shares.

      (x) "Retire" or "Retirement" means the termination of a Participant's employment with the Company on or after the Participant has attained his or her early retirement date, normal retirement date, or deferred retirement date as defined in the Retirement Plan for Employees of Southwest Gas Corporation, as amended and in effect from time to time.

      (y) "Target Award" means the Incentive Award Opportunity available to each Participant if all Performance Measures for a Performance Period are fully met but not exceeded.



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3.    ADMINISTRATION


      (a) The Plan shall be administered by non-Employee members of the Committee, which shall be composed of not less than three members of the Board of Directors. The non-Employee members of the Committee chosen to administer the Plan shall not have received an award under this Plan or any plan preceding this Plan within the last calendar year. The Board of Directors may designate alternate members of the Committee from non-Employee Board members who satisfy the above-criteria to act in the place and stead of any absent member of the Committee.

      (b) The Committee shall have full and final authority to operate, manage, and administer the Plan on behalf of the Company. This authority includes but is not limited to the following:

             (i)    Determination of eligibility for participation in the Plan;

             (ii) Determination of Actual Awards earned and the Award Conversion of the Actual Awards;

             (iii)  Payment of Actual Awards that have become nonforfeitable;

             (iv) Directing the Company to make the accruals and payments provided for by the Plan;

             (v) Interpretation of the Plan and the resolution of any inconsistent or conflicting Plan language as well as factual or nonfactual questions regarding a Participant's eligibility for, and the amount of, benefits payable under the Plan;

             (vi) Power to prescribe, amend, or rescind rules and regulations relating to the Plan;

             (vii) Power to determine the vesting schedules, if any, for all awards; and

             (viii) Powers prescribed to the Committee elsewhere in the Plan.

      (c) With respect to Incentive Award Opportunities and Actual Awards earned, the Committee shall have full and final authority in its sole and absolute discretion to determine the Incentive Award Opportunities for individual Participants; determine the time or times at which Actual Awards may be calculated; determine the length of all applicable Performance Periods and/or Restriction Periods; determine the award schedule and the Annual and Long-Term Performance Measures (and the Company's satisfaction or failure to satisfy such measures) that will be used in calculating Actual Awards and in determining the number of shares of Common Stock payable to Participants at the end of the Restriction Period; and determine the composition of the Peer Group to be used in assessing the Company's performance.

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      (d)    A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all the members in the absence of a meeting, shall be the acts of the Committee.
             All Committee interpretations, determinations, and actions will be final, conclusive, and binding on all parties.

      (e) No member of the Board or the Committee will be liable for any action taken or determination made in good faith by the Board or the Committee with respect to the Plan or any Actual Award calculated and paid hereunder.

4.    ELIGIBILITY

      (a) In determining the Key Employees that will be Participants and the Incentive Award Opportunity for each Participant, the Committee shall take into account the duties of the respective Participant, their present and potential contributions to the success of the Company, and such other factors as the Committee shall deem relevant in connection with accomplishing the purpose of the Plan.

      (b) No Incentive Award Opportunity will be available to any person who, at the beginning of the applicable Performance Period, is a member of the Committee responsible for the administration of the Plan.

5.    INCENTIVE AWARD OPPORTUNITIES

      (a) The Committee will establish the Incentive Award Opportunity for each Participant or class of Participants designated by the Committee. The Incentive Award Opportunity will be expressed as percentages of the Participant's Annual Base Salary.

      (b) An Incentive Award Opportunity will range from zero to some specific maximum percentage of the Participant's Annual Base Salary (or maximum dollar amount).

      (c) Before or during each Performance Period a Participant will be assigned a specific Target Award that will fall within the range of the Participant's Incentive Award Opportunity. The Target Award will be awarded to the Participant if, in the judgement of the Committee, all applicable Annual Performance Measures have been fully met.


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      (d)    Actual Awards for each Participant in the Plan shall be determined by the Committee following the end of the applicable Performance Period, taking into account how the Company performed on the basis of the Annual Performance Measures developed and utilized by the Committee for the Performance Period. Notwithstanding the foregoing, if Southwest Gas Corporation's Chief Executive Officer (hereinafter the "CEO") or Chief Financial Officer (hereinafter the "CFO") are Participants, the Committee may consider the performance of PriMerit Bank during a Performance Period when examining the Annual Performance Measures and determining the Actual Award for the CEO and/or CFO for the period.

6.    PROCEDURES FOR CALCULATING AND PAYING ACTUAL AWARDS

      (a) The Committee shall establish the Annual Performance Measures that will be utilized for one or more Performance Periods in assessing the performance of the Company for the purpose of determining the Actual Awards earned under this Plan. These measures and the standards of performance associated with them may change from year to year and may receive different emphasis or weight according to the changing priorities of the Company. It is expected that the Annual Performance Measures generally will be tied to the financial performance of the Company and will be based on a combination of
             (i) the Company's performance in relation to its own performance standards and (ii) the Company's performance in relation to that of its Peer Group. In addition to the Annual Performance Measures, each Participant will be expected to meet individual performance goals.

      (b) Following the end of each Performance Period, the Committee will compare the Company's actual performance during such period with the Annual Performance Measures it established for the period, and the Actual Award, if any, for a Participant will be calculated. For each Performance Period the Committee will utilize an award schedule for calculating the Actual Awards earned on the basis of the Company's performance. The award schedule may be modified by the Committee from year to year as Annual Performance Measures or the standards of performance associated with such measures change.

      (c) Following the calculation of Actual Awards, the Chief Executive Officer will make an overall assessment of each Participant's attainment of individual performance goals and may reduce a Participant's Actual Award based upon such assessment. Further, the Chief Executive Officer may recommend to the Committee that no Actual Award be given to a Participant based on his assessment of individual performance. The assessment of the individual performance of the Chief Executive Officer will be made by the Board of Directors.


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      (d)    Following the calculation of the Actual Awards, adjusted as provided for in Plan Section 6 (c), an Award Conversion will be made whereby the Actual Awards for each Participant will be split into two components. The first component will be a dollar amount that is payable to the Participant in cash as soon as the Committee deems practical following the Award Conversion Date. The second component will be a dollar amount that is converted into whole or partial Performance Shares, which shall be restricted for a period of at least thirty six consecutive calendar months beginning on the Award Conversion Date applicable to such shares. The number of Performance Shares allocable to each Participant shall be determined by dividing (i) the dollar amount available for the Participant's Performance Shares (determined by the Award Conversion), by (ii) the closing per share value of the Common Stock on the New York Stock Exchange on the last trading day on the Exchange before the Award Conversion Date. Payment of Performance Shares shall occur at the time provided in Plan Section 7(c).

      (e) The Committee shall have the sole and absolute responsibility for determining Actual Awards of Participants. Generally, the Actual Awards generated by application of the award schedule established by the Committee for one or more Performance Periods will be the Actual Awards that will be payable to each Participant; provided, however, that the Committee may, prior to the Award Conversion Date, alter the Actual Awards generated by the awards schedule if, in the opinion of the Committee, there have been exceptional circumstances that have either created inappropriate windfalls or shortfalls in the Company's performance (or the performance of PriMerit Bank in the case of the CFO and CEO), which, in turn, have resulted in inappropriately large or small Actual Awards.

      (f) If, during a Performance Period, the Committee determines that the established Annual Performance Measures are no longer suitable due to a change in the Company's business, operations, corporate structure, capital structure, or other conditions the Committee deems to be material, the Committee may modify the Annual Performance Measures as it considers appropriate and equitable.

7.    PERFORMANCE SHARES

      (a) On the Award Conversion Date, Participants who earned an Actual Award during the preceding Performance Period will have an entry made on the Company's books reflecting the Performance Shares allocable to them as determined pursuant to Plan Section 6(c).

      (b) A Participant's Performance Shares earned in a given Performance Period will be subject to a Restriction Period of at least thirty six consecutive calendar months beginning on the Award Conversion Date applicable to such shares.

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             During the Restriction Period, the Participant may not, except as provided in Plan Section 8(d), receive payment for his or her Performance Shares.

      (c) For the Restriction Period applicable to each Performance Period, the Committee shall establish certain Long-Term Performance Measures that will be used to determine the number of Performance Shares that shall be paid to the Participant on the date(s) determined by the Committee which shall be within a reasonable period following the end of the Restriction Period. Notwithstanding anything in this Plan to the contrary, if the Committee determines that the Company has satisfied or failed to satisfy the Long-Term Performance Measures, it may, as provided in Plan Section 7(e), increase or decrease the number of Performance Shares credited to the Participant at the beginning, and over the course of the Restriction Period. The Long-Term Performance Measures will be tied to the performance of the Company (in the case of the CEO and CFO, the Committee may also consider the performance of PriMerit Bank) as measured against certain financial criteria and may be specified in absolute terms or specified relative to the performance of a Peer Group (in the case of the CEO and CFO the Committee may also consider the performance of PriMerit Bank).

      (d) During the Restriction Period, a Participant will receive cash dividends on the Performance Shares then credited to the Participant on the Company's records, equal to the quarterly dividend paid per share of Common Stock. Such payments will occur at the same time quarterly dividends are paid on Common Stock. The Committee may, in lieu of cash dividends, provide to a Participant Dividend Credits equal to the cash dividends paid per share of Common Stock, multiplied by the number of Performance Shares then credited to the Participant on the Company's records, and divided by the closing per share value of the Common Stock on the New York Stock Exchange on the date such dividends are paid or the last trading day on the Exchange before such payment. If the Committee determines to pay such dividends through Dividend Credits, these additional Performance Shares will be subject to the same restrictions as the Performance Shares that generated the Dividend Credits, and such restrictions will lapse at the same time as the restrictions lapse on such Performance Shares.

      (e) Following the end of a Restriction Period, the Participant shall receive a specific number of shares of Common Stock equal to the total number of Performance Shares allocated to the Participant at the beginning of such Restriction Period plus the Performance Shares credited quarterly through Dividend Credits during the Restriction Period. The total number of shares of Common Stock the Participant is entitled to receive may be modified by up to plus or minus 20% on the basis of how the Company performs (as to the CEO and CFO, the Committee may also consider the performance of PriMerit Bank) during the length of the Restriction Period against the Long-Term Performance Measures established by the Committee for the Restriction Period. Payment

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             of Common Stock pursuant to this paragraph shall occur on the date(s) determined by the Committee which shall be within a reasonable period following the end of the Restriction Period applicable to such Performance Shares.

      (f) Notwithstanding anything else in this Plan to the contrary, if the Plan is not approved by Southwest Gas Corporation shareholders pursuant to Plan Section 12, the Performance Shares shall not entitle the Participant to receive shares of Common Stock of the Company following the end of the Restriction Period but shall instead entitle the Participant to receive a cash payment following the end of the Restriction Period. The cash payment shall equal the fair market value of the shares of Common Stock the Participant would have received hereunder. For this purpose, the fair market value of the Common Stock shall be determined using closing per share value of the stock on the New York Stock Exchange on the last trading day on the Exchange of the applicable Restriction Period.

8.    PARTICIPANT TERMINATIONS AND TRANSFERS

      (a) Should a Participant's continuous employment with the Company terminate for any reason other than death, Disability, Retirement, or Involuntary Termination Without Cause during a Performance Period, the Participant's right to receive an Actual Award for such period will be forfeited by the Participant.

      (b) Should a Participant's continuous employment with the Company terminate for any reason other than death, Disability, Retirement, or Involuntary Termination Without Cause during a Restriction Period, the Participant's right to receive payments of his or her outstanding Performance Shares will be forfeited by the Participant.

      (c) Should a Participant die, become Disabled, Retire, or have his or her employment Involuntarily Terminated Without Cause during the Performance Period, the Participant (or the Participant's beneficiary in the case of a deceased Participant) will be entitled to receive an Actual Award at the end of the Performance Period determined on a pro rata basis according to the number of months of the Performance Period actually worked while being a Participant in the Plan.

      (d) Should a Participant die, become Disabled, Retire, or have his or her employment Involuntarily Terminated Without Cause during a Restriction Period, the Participant (or the Participant's beneficiary in the case of a deceased Participant) will receive a distribution of Common Stock equal to the total number of Performance Shares then credited to the Participant. If Plan
             Section 7(f) applies, cash and not Common Stock shall be paid and the amount of such payment shall be determined by multiplying the Participant's

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             Performance Shares by the closing per share value of the Common
             Stock on the New York Stock Exchange on the date of such event or the last trading day on the Exchange before such event. Payment of Common Stock (or cash if Plan Section 7(f) applies) shall occur within a reasonable period (as determined by the Committee) following the date of the Participant's death, Disability, Retirement, Disability, or Involuntary Termination Without Cause.

             A Participant shall have the right to designate any person as his or her Beneficiary to whom benefits determined under Plan Section 8(c) and the preceding paragraph ("Death Benefits") shall be paid in the event of the Participant's death prior to the total distribution of his/her Death Benefits. If greater than 50 percent of the Death Benefits is designated to a beneficiary other than the Participant's lawful spouse, such beneficiary designation must be consented to by the Participant's lawful spouse. Each beneficiary designation must be in written form prescribed by the Committee and will be effective only when filed with the Committee, or its designee, during the Participant's lifetime.

             A Participant may change a beneficiary designation, subject to spousal consent under the preceding paragraph, by filing a new beneficiary designation with the Committee or its designee. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed. The Committee shall be entitled to rely on the beneficiary designation last filed by the Participant prior to his/her death. Any payment made in accordance with such designation shall fully discharge the Company from all further obligations with respect to the amount of such payments.

             If a beneficiary entitled to receive benefits under the Plan is a minor or a person declared incompetent, the Committee may direct payment of such benefits to the guardian or legal representative of such minor or incompetent person. The Committee may require proof of incompetency, minority or guardianship as it may deem appropriate prior to distribution of any Death Benefits. Such distribution shall completely discharge the Committee and the Company from all liability with respect to such payments.

             If no beneficiary designation is in effect at the time of the Participant's death, or if the named beneficiary predeceased the Participant, then the beneficiary shall be: (1) the surviving lawful spouse; (2) if there is no surviving lawful spouse, then Participant's issue per stirpes; or (3) if no surviving lawful spouse or issue, then Participant's estate.

      (e) If a Participant changes jobs with the Company during the course of a Performance Period and his or her new job has a different Incentive Award Opportunity under the Plan, the Participant's Incentive Award Opportunity for the Performance Period shall be the sum of the products obtained by multiplying (i) the percentage of the full Performance Period spent in each job

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             by (ii) the Incentive Award Opportunity for each such job. In special circumstances, which the Committee may identify from time to time, the Participant may be assigned for the full Performance Period the Incentive Award Opportunity that corresponds to any one of the jobs held by the Participant during the Performance Period rather than combining partial Incentive Award Opportunities for the jobs.

      (f) Should a Key Employee become eligible to participate in the Plan after the beginning of a Performance Period, the Participant will be entitled to an Incentive Award Opportunity on the basis of the number of months of the full Performance Period the Key Employee is a Participant in the Plan.

9.    CHANGES IN CAPITAL STRUCTURE AND OTHER EVENTS

      (a) Notwithstanding anything in the Plan to the contrary, upon dissolution or liquidation of the Company (or upon a reorganization, merger, or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation,) or upon the sale of all or substantially all of the assets of the Company, Performance Shares then outstanding under the Plan will, within a reasonable time period following such change, be determined by the Committee and settled and paid on the basis of the amount, and other terms, as determined by the Committee, unless provisions are made for the continuance of the Plan and the assumption or the substitution of such Performance Shares with new awards by such successor employer corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of units, prices, and Performance Share values.

      (b) All determinations, decisions, and adjustments made by the Committee pursuant to Plan Section 9(a) will be final, binding, and conclusive. No fractional interest will be issued under the Plan on account of such adjustments.

      (c) In the event (i) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 (referred to as the "Act") disclosing that any "person" (as defined in Section 13(d) of the Act) other than the Company or one of its subsidiaries or an employee benefit plan sponsored by the Corporation or one of its subsidiaries is the beneficial owner, directly or indirectly, or twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company; (ii) any "person" (as defined in Section 13(d) of the Act) other than the Company or one of its subsidiaries, or an employee benefit plan sponsored by the Company or one of its subsidiaries shall purchase securities pursuant to a tender offer or exchange offer to acquire any Common Stock of the Company (or securities convertible in Common Stock) for cash,


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             securities, or any other consideration, provided that after the consummation of the offer, the person in question is the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly or twenty percent (20%) or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 under the Act, in the case of rights to acquire Common Stock); (iii) the stockholders of the Company shall approve (a) any consolidation or merger of the Company (1) in which the Company is not the continuing or surviving corporation, (2) pursuant to which shares of Common Stock of the Company would be converted into cash securities, or other property, or (3) with a corporation that prior to such consolidation or merger owned twenty percent (20%) or more of the cumulative voting power of the then outstanding securities of the corporation, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets of the Company; or (iv) there shall have been a change in the majority of the Board of the Company within a twelve-month period, unless the election or nomination for election by the Company's stockholders of each director during such twelve-month period was approved by the vote of two-thirds (2/3) of the directors then in office who were directors at the beginning of such twelve-month period, the Committee may in its sole and absolute discretion, without obtaining stockholder approval, at the time of any one or more of the foregoing actions, to the extent permitted in Plan Section 7, with respect to all Participants:

             (i) Accelerate the settlement dates of some or all outstanding Performance Shares;

             (ii) Make any other adjustments or amendments to the Plan and outstanding Incentive Award Opportunities and Performance Shares; or

             (iii)    Substitute new Incentive Award Opportunities.

10.   PROVISIONS REGARDING WITHHOLDING TAXES

      (a) The Committee may require a Participant receiving Common Stock upon conversion of Performance Shares awarded hereunder to reimburse the Company for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance to or disposition of shares by the Participant (a "Taxable Event"). Any payment on account of a tax obligation shall be in a form acceptable to the Committee. If upon the occurrence of a Taxable Event the Participant does not, in the time required by law or designated by the Committee, reimburse the Company for taxes as provided for above: (i) the Company shall have the right to withhold some or all of the amount of such taxes from any other sums due or to become


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

             due from the Company to the Participant upon such terms and conditions as the Committee shall prescribe, and (ii) the Company may satisfy some or all of the tax obligation of such Participant by withholding shares of Common Stock acquired by the Participant in the conversion of any Performance Shares and may in the same manner satisfy some or all of any additional tax obligation resulting from such withholding.

      (b) At any time that the Company becomes subject to a withholding obligation under applicable law with respect to the conversion of Performance Shares, except as set forth below with respect to persons subject to Section's 16(a) and (b) of the Exchange Act, a Participant may elect to satisfy, in whole or in part, the Participant's related estimated personal tax liabilities by directing the Company to withhold from the shares of Common Stock issuable in the related conversion of Performance Shares either (i) a specified percentage of shares, (ii) a specified number of shares or (iii) shares having a specified value, in each case with a value not in excess of such estimated tax liabilities. Such an election shall be irrevocable. The shares of Common Stock withheld in payment shall be valued at their fair market value on the date that the withholding obligation arises (the "Tax Date"). The Committee may disapprove of any election, suspend or terminate the right to make elections or provide that the right to make elections shall not apply to particular conversions. If a Participant is a person subject to Sections 16(a) and (b) of the Exchange Act then (A) any election by such Participant must be made either (i) at least six months prior to the relevant Tax Date or (ii) on or prior to the relevant Tax Date and during a period that begins on the third business day following the date of release for publication of the Company's quarterly or annual summary statements of sales and earnings and that ends on the twelfth business day following such date and (B) the election may not be made with respect to shares of Common Stock representing a conversion of a Performance Shares grant, or the withholding obligation arising thereon, if the relevant Performance Shares were granted six months or less prior to the date of election. The Committee may impose any other conditions or restrictions on the right to make an election as it shall deem appropriate.

11.   PROVISIONS APPLICABLE TO COMMON STOCK

      (a) Shares of Common Stock to be delivered to Participants at the end of the Restriction Period may be previously authorized but unissued shares or may be previously issued and reacquired shares.

      (b) If at any time the Board shall determine in its discretion that the listing, registration or qualification upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the sale, purchase, issuance or delivery of Common Stock under the


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

             Plan, no Common Stock shall be sold, purchased, issued or delivered, as the case may be, unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board.

      (c) Except as hereafter provided and if so required by the Committee, the recipient of any Performance Share award shall, upon receipt of any shares of Common Stock due to the Award Conversion of Performance Shares represented by the award, execute and deliver to the Company a written statement, in form satisfactory to the Company, in which such Participant represents and warrants that such Participant is acquiring the shares for such Participant's own account, for investment only and not with a view to the resale or distribution thereof, and agrees that any subsequent offer for sale or sale or distribution of any such shares of Common Stock shall be made only pursuant to either (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with regard to the shares of Common Stock being offered or sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the holder or recipient shall, if required by the Company, prior to any offer for sale or sale of such shares, obtain a favorable written opinion, in form and substance satisfactory to the Company, from counsel for or approved by the Company, as to the applicability of such exemption thereto. The foregoing restriction shall not apply to (i) issuances by the Company so long as the shares being acquired are registered under the Securities Act and a prospectus in respect thereof is current or (ii) reofferings of shares by affiliates of the Company (as defined in Rule 405 or any successor rule or regulation promulgated under the Securities Act) if the shares being reoffered are registered under the Securities Act and a prospectus in respect thereof is current.

      (d) The Company may endorse such legend or legends upon the certificates for shares of Common Stock issued upon conversion of Performance Shares made hereunder and may issue such "stop transfer" instructions to its transfer agent in respect of such shares as, in its discretion, it determines to be necessary or appropriate to (i) prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act, or (ii) implement the provisions of the Plan and any agreement between the Company and the Participant.

      (e) The Company shall pay all issue taxes with respect to the issuance of shares of Common Stock upon conversion of Performance Shares, as well as all fees and expenses necessarily incurred by the Company in connection with such issuance.


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

12.   EFFECTIVE DATE; STOCKHOLDER APPROVAL

      The Plan shall become effective upon adoption by the Board, provided, however, that unless and until the Plan is approved by a vote of the shareholders of Southwest Gas Corporation at the 1994 annual shareholders' meeting, all Performance Shares awarded hereunder shall, when otherwise payable under the Plan, be, as provided in Plan Section 7(f), converted into cash and not Common Stock.

13.   AMENDMENT AND TERMINATION OF THE PLAN

      The Board at any time and from time to time may, without prior notice to Participants, suspend, terminate, modify, or amend the Plan. Except as otherwise provided for in Plan Sections 5, 6, 7, 8 and 9, no suspension, termination, modification, or amendment of the plan may adversely affect any award previously granted, unless the written consent of the Participant is obtained. Notwithstanding the authority granted to the Board herein, if the shareholder's of Southwest Gas Corporation have approved this Plan as contemplated in Plan Section 12 above, no amendment to the Performance Share provisions of this Plan shall become effective without shareholder approval if, as to executive officer Participants, such amendment would:

      (i) materially increase the benefits accruing to such Participants under the Plan;

      (ii) materially increase the number of Performance Shares which may be issued to such Participants under the Plan; or

      (iii) materially modify the requirements as to eligibility for executive participation in the Plan.

14.   BENEFIT CLAIMS PROCEDURE

      (a) Any claim for money or stock awards under the Plan shall be made in writing to the Committee. If such claim is wholly or partially denied, the Committee shall, within ninety (90) days after receipt of the claim, notify the Participant or Beneficiary of the denial of the claim. Such notice of denial shall (i) be in writing, (ii) be written in a manner calculated to be understood by the Participant or Beneficiary, and (iii) contain the specific reason or reasons for denial of the claim, a specific reference to the pertinent Plan provisions upon which the denial is based, a description of any additional material or information necessary to perfect the claim, along with an explanation of why such material or information is necessary, and an explanation of the claim review procedure. The ninety (90) day period may, under special circumstances, be extended up to an additional ninety (90) days upon written of such extension to the Participant or Beneficiary which notice shall specify the special circumstances and the extended date of the decision. Notice of extension must be given prior to expiration of the initial ninety (90) day period. If not notice of decision is given within the periods specified above, the claim shall, on the last day of the notice period, be deemed to have been denied and the Participant or Beneficiary may file a request for review as provided in the next paragraph.

      (b) Within sixty (60) days after the receipt of the decision denying a claim (or the occurrence of the date that a claim is deemed denied) by the Participant or Beneficiary, the Participant or Beneficiary may file a written request with the Committee that it conduct a full and fair review of the denial of the claim. The Participant or Beneficiary or his or her duly authorized representative may review pertinent documents and submit issues and comments in writing to the Committee in connection with the review.

      (c) The Committee shall deliver to the Participant or Beneficiary a written decision on the review of the denial within sixty (60) days after receipt of the aforesaid request for review, except that if there are special circumstances (such as the need to hold a hearing, if necessary) which require an extension of time for processing, the aforesaid sixty (60) day period shall, upon written notice to the Participant or Beneficiary be extended an additional sixty (60) days. Such decision shall (i) be in writing, (ii) be written in a manner calculated to be understood by the Participant or Beneficiary, (iii) include the specific reason or reasons for the decision, and (iv) contain a specific reference to the pertinent Plan provisions upon which the decision is based. If the decision on review is not delivered to the Participant or Beneficiary within the periods specified, the claim shall be considered denied on the last day of the review period.

      (d) Upon a Participant or Beneficiary filing a claim, the Committee shall notify the party filing of the claim and review procedure including the time periods involved.

15.   GENERAL PROVISIONS

      (a) Nothing in this Plan or in any award granted pursuant hereto shall confer on an individual any right to continue in the employ of the company or any of its subsidiaries or interfere in any way with the right of the Company or any such subsidiary to terminate any employment.

      (b) Upon its adoption by the Board, this Plan shall replace the existing Southwest Gas Corporation Management Incentive Plan with respect to periods commencing January 1, 1993.

      (c) Awards granted under the Plan shall not be transferable otherwise than as provided for in Plan Section 8(d), by will or by the laws of descent and distribution, and awards may be realized during the lifetime of the Participant only by the Participant or by his guardian or legal representative.


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

      (d) The section and subsection heading are contained herein for convenience only and shall not affect the construction hereof.

      (e) A Participant's rights to Performance Shares and other Plan benefits represent rights to merely an unfunded and unsecured promise of a future payment of money or property. A Participant shall look only to the Company for the payment of Performance Shares and other Plan benefits and such shares and benefits shall, until paid, be subject to the claims of Company creditors. A Participant's rights under the Plan shall be only that of an unsecured general creditor of the Company.

IN WITNESS WHEREOF, Southwest Gas Corporation has caused this Plan to be executed this 15th day of January, 1995.


                                           SOUTHWEST GAS CORPORATION

                                           By Michael O. Maffie
                                              ----------------------------------

                                           Signature
                                                     ---------------------------
                                           Its President/Chief Executive Officer
                                               ---------------------------------

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